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                                 EXHIBIT 10.10

          AGREEMENT OF PURCHASE AND SALE OF STOCK DATED MARCH 30, 1997

        BETWEEN  MIRAGE HOLDINGS, INC. AND NETWORK SOLUTIONS (PVT), LTD.
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                    AGREEMENT OF PURCHASE AND SALE OF STOCK

          This agreement is made as of March 30, 1997, at Lahore, Pakistan, among Mirage Holdings, Inc. (Buyer), a Nevada Corporation, having its principal office at Santa Monica, California; Salim Ghauri, Shahab Ghauri and Naeem Ghauri (Shareholders); Network Solutions (Pvt.), Ltd. (Corporation), a Pakistan Corporation, having its principal office at Lahore, Pakistan; In this agreement, Shareholders and Corporation are collectively referred to as Selling Parties.

          Shareholders have represented that they own all the outstanding stock of Corporation. Buyer desires to purchase from Shareholders, and Shareholders desires to sell to Buyer, 10% (ten percent) of the outstanding stock of Corporation (the Shares); Corporation desires that this transaction be consummated. In consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the parties agree as follows:

                     Article I: Purchase and Sale of Shares

1.0 Subject to the terms and conditions set forth in this agreement, on the closing date, Shareholder will transfer and convey the Shares to Buyer, and Buyer will acquire the Shares from Shareholder.

1.1 As full payment for the transfer of the Shares by Shareholder to Buyer, in accordance with the provisions of paragraphs 5.2 and 5.3, Buyer must deliver the following at the closing:

Price as Consideration

1.2 A wire transfer payable to the order of Network Solutions (Pvt), Ltd. in the amount of $200,000 in United States Dollars by April 22, 1997.

Buyers Shares as part of the Consideration

1.3 80,000 shares of Buyer's stock, which must be issued as follows: Network Solutions (Pvt.), Ltd.

                    Article II: Warranties of Selling Party

2.0  Selling Parties, jointly and severally, warrant that:

     Form of Organization

2.1 Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Lahore Pakistan and has all necessary corporate powers to own its properties and operate its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires Corporation to be qualified in any jurisdiction other than the state of its incorporation.

Capital Structure

2.2 The authorized capital stock of Corporation consists of 1,000,000 shares of common stock, having a par value of $2.00 each, of which 1,000,000 shares (the Shares) are issued and outstanding. All the Shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all Pakistani federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

Title to Shares

2.3 Shareholders are the owners, beneficially and of record, of all the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions. Shareholders have full power to transfer the Shares to Buyer without obtaining the consent or approval of any other person or governmental authority.

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Subsidiaries

2.4 Corporation does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

Financial Statements

2.5 Exhibit Al to this agreement sets forth unaudited consolidated and consolidating balance sheets of Corporation as of March 30, 1997, together with related unaudited consolidated and consolidating statements of income and retained earnings for each of the 6 three-month periods ending on those dates, certified by the chief financial officer of Corporation as accurately reflecting the financial condition of Corporation for those periods and accurately reflecting all information normally reported to Corporation's internal accountants for the preparation of Corporation's financial statements. The financial statements in Exhibit Al are referred to as the financial statements. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by Corporation throughout the periods indicated, and fairly present the financial position of Corporation on the respective dates of the balance sheets included in the financial statements, and the results of its operations for the respective periods indicated.

2.5  Absence of Specified Changes

2.6 Since March 30, 1997 there has not been any change in the financial condition or operations of Corporation or Subsidiary, except changes in the ordinary course of business, which have not been materially adverse.

Absence of Undisclosed Liabilities

2.7 The Corporation has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in Corporation's consolidated balance sheet as of March 30, 1997, included in the financial statements or set forth in Exhibit A2 to this agreement, except for (1) those that may have been incurred after the date of that consolidated balance sheet and (2) those that are not required by generally accepted accounting principles to be included in a balance sheet. All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

Assets of Business

Real Estate

2.8 Exhibit B1 to this agreement is a complete list of all real property owned by or leased to Corporation together with an accurate brief description of each property. Exhibit B1 also sets forth brief descriptions of all buildings and other n-major improvements located on these properties.

2.9 The zoning of each parcel of property described in Exhibit B1 permits the presently existing improvements and the continuation of the business presently being conducted on such parcel. Corporation has not commenced, nor have Selling Parties received notice of the commencement of, any proceeding that would affect the present zoning classification of any such parcel.

Inventory

2.10 The inventories of raw materials, work in process, and finished goods (collectively called inventories) shown on Corporation's consolidated balance sheet as of March 30, 1997, consist of items that are usable and salable in the ordinary course of business by Corporation. Except for sales made in the ordinary course of business since that date, all the inventories are the property of Corporation. No items are subject to security interest, except as set forth in Exhibit B2 to this agreement. The value of the inventories has been determined on a first-in, first-out basis consistent with prior years.

Other tangible personal property

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2.11  The books and records of Corporation contain a cot-complete-and accurate description and specify the location of all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, jigs, molds, patterns, drawings, and all other tangible personal property owned by, in the possession of, or used by Corporation in connection with its respective businesses, work in process, and finished goods. Except as stated in Exhibit B2, no personal property used by either Corporation in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or Security arrangement, or is located other than in the possession and under the control of Corporation. The tangible personal property reflected in those books and records consulates all such tangible personal property necessary for the conduct by Corporation of its respective business as now conducted.

Accounts receivable

2.12 All accounts receivable of Corporation shown on the consolidated balance sheet of Corporation as of March 30, 1997 arose from valid sales in the ordinary course of business. That consolidated balance sheet reflects adequate reserves for doubtful accounts-its and trade discounts, on a basis consistent with that of prior years.

Trade Names, Trademarks, Copyrights

2.13 Corporation does not use any trademark, service mark, trade name, or copyright in its respective business, and neither owns any trademarks, trademark registration or applications, trade names, service marks, copyrights, or copyright registrations or applications. No person owns any trademark, trademark registration application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Corporation business or in connection with the performance of any contract to which Corporation is a party.

Patents and Patent rights

2.14 Exhibit B3 to this agreement is a complete schedule of all patents, inventions, industrial models, processes, designs, and applications for patents owned by Corporation or in which it has any rights, licenses, or immunities.
The patents and applications for patents listed in Exhibit B3 are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within 90 days after the closing date. Except as set forth in Exhibits El, there have been no interference actions or other judicial, arbitration, or other adversary proceedings concerning the patents or applications for patents listed in Exhibit B3. Each patent application is awaiting action by its respective patent office except as otherwise indicated in Exhibit B3. The manufacture, use, or sale of the inventions, models, designs, and systems covered by the patents and applications for patents listed in Exhibit B3 do not violate or infringe on any patent or any proprietary or personal right of any person, firm, or corporation; and Corporation has not infringed or is now infringing on any patent or other right belonging to any person, firm, or corporation. Except as set forth in Exhibit E2, Corporation is not a party to any license, agreement, or arrangement, whether as licensee, licensor, or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret, or formula. Corporation has the right and authority to enable it to conduct and continue to conduct all phases of its business in the manner presently conducted by it, and that use does not, and will not, conflict with, infringe on, or violate any patent or other rights of others.

Trade Secrets

2.15 Exhibit B4 to this agreement is a complete list, without extensive or revealing descriptions, of Corporation's trade secrets, including all customer lists, processes, know how, computer programs and routines, and other technical data. The specific location of each trade secret's documentation, including its complete description, specifications, charts, procedures, and other material relating to it, is also set forth in that exhibit. Each trade secret's documentation is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use by Buyer without reliance oil the special knowledge or memory of others.

          Corporation is the sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, except as specifically stated in Exhibit B4. Corporation has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets; any of their employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived,

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programmed, or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to Corporation and not to be divulged or misused.

          All these trade secrets are presently valid and protectible and are not part of the public knowledge or literature; they have not, to Selling Parties' knowledge, been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Corporation.

Title to Assets

2.16 Corporation has good and marketable title to all its respective assets and interests in assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in assets that are used in the businesses of Corporation. All these assets are free and clear of restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (1) those disclosed in Corporation's consolidated balance sheet as of March 30, 1997, or in Exhibit(s) B1 and B2 to this agreement; (2) the lien of current taxes not yet due and payable; and (3) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. Corporation is not in default or in arrears in any materials respect under any lease. All real property and tangible personal property of Corporation that is necessary to the operation of their businesses is in good operating condition and repair, ordinary wear and tear excepted. Corporation is in possession of all premises leased to it from others. Neither Shareholder nor any officer, director, or employee of Corporation nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to Corporation or any copyright its, patents, trademarks, trade names or trade secrets, or trade secrets licensed by Corporation.

      Corporation does not occupy any real property in violation of any law, regulation, or decree.

Customers and Sales

2.17 Exhibit DI to this agreement is a correct and current list of all customers of Corporation together with summaries of the sales made to each customer during the most recent fiscal year. Except as indicated in Exhibit DI, neither Corporation, nor Shareholders have any information indicating that any of these customers intend to cease doing business with Corporation or materially alter the amount of the business they are presently doing with Corporation.

Insurance Policies

2.18 Exhibit B5 to this agreement is a description of all insurance policies held by Corporation concerning its businesses and properties. All these policies are in the respective principal amounts set forth in Exhibits B5. Corporation has maintained and now maintains (1) insurance on all their assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (2) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. Corporation is not in default with respect to payment of premiums on any such policy. Except as set forth in Exhibit B5, no claim is pending under any such policy.

Other Contracts

2.19 Corporation is not a party to, nor is the property of it bound by, any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; or any agreement that is unusual in nature, duration, or amount (including any agreement requiring the performance by Corporation of any obligation for more than one year from closing date or calling for consideration of more than $ 10,000); except the agreements listed in Exhibit D2, copies of which have been furnished or made available to Buyer. There is no default or event that, with notice, lapse of time, or both, would constitute a default by any party to any of these agreements. Corporation has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Corporation is not a party to, nor is it or the

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property of it bound by, any agreement that is materially adverse to the businesses, properties, or financial condition of Corporation.

Compliance with Laws

2.20 Corporation has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its business; and to the best of the knowledge of Shareholder and Corporation, there are no such violations.

Litigation

2.21 Except as set forth in Exhibit El, there is no pending, or, to the best knowledge of Shareholders and Corporation, threatened, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Corporation or at any of its businesses, assets, or financial conditions. The matters set forth in Exhibit El, if decided adversely to Corporation, will not result in a material adverse change in the business, assets, or financial condition of Corporation. Selling Parties have furnished or made available to Buyer copies of all relevant court papers and other documents relating to the matters set forth in Exhibit El.
Corporation is not in default with respect to ally order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Except as set forth in Exhibit El, neither Corporation, nor Shareholder is presently engaged in any legal action to recover money due to any of them-n or damages sustained by any of them.

Agreement will not cause breach

2.22 The consummation of the transactions contemplated by this agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this agreement; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which SI-Shareholders or Corporation are a party or by which any of them or the property of any of them is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Corporation; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Corporation.

Authority and Consent

2.23 Selling Parties have the right, power, legal capacity, and authority to enter and authority to enter into and perform their respective obligations under this agreement; and no approvals or consents of any persons other than Selling Parties are necessary in connection with it. The execution and delivery of this agreement by Corporation has been duly authorized by all necessary corporate action.

Corporate Documents

2.24 Selling Parties have finished to Buyer for its examination (1) copies of the articles of incorporation and bylaws of Corporation; (2) the minute books of Corporation containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders and boards of directors of Corporation.

Personnel

2.25 Exhibit C2 is a list of the names and addresses of all off-officers, directors, employees, agents, and manufacturer's representatives of Corporation, stating the rates of condensation payable to each.

Employment Contracts and Benefits

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2.26  Exhibit Cl is a list of all Corporation's material employment contracts;
collective bargaining agreements; and pension, bonus, profit-sharing, stock option, or other agreements providing for employee remuneration or benefits. To the best of Selling Parties' knowledge, Corporation is not in default tinder any of these agreements-its.

Persons with Certain Authority

2.27 Exhibit C3 lists (1) the names and addresses of all persons holding a power of attorney on behalf of Corporation and (2) the names and addresses of all banks or other financial institutions in which Corporation has an account, deposit, or safe deposit box, with the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.

Information for Buyer's Shareholders

2.28 Exhibit A3 is a description of the business and properties of Corporation prepared by Selling Parties for inclusion in Buyer's proxy statement for the special meeting of Buyer's shareholders that is to be held for the purpose, among others, of authorizing and approving the execution and delivery of this agreement (and amending Buyer's articles of incorporation to increase its authorized capital stock). Selling Parties acknowledge that financial statements will also be used in that proxy statement and that potential liability to Buyer may arise out of such use. Neither the description of the business and pro properties of Corporation nor the financial statements contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made. Selling Parties agree, on Buyer's request, to furnish to Buyer such additional information about the Selling Parties' business and properties as Buyer may require for inclusion in that proxy statement. The information set forth in Exhibit A3, as supplemented by any additional information that Selling Parties may furnish under this paragraph, will not contain any untrue statement of a material fact, or omit any material fact necessary to make the statements made.

Full Disclosure

2.29 None of the warranties made by Shareholders or Corporation or-made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made.

            Article III: Selling Parties' Obligations Before Closing

3.0  Selling Parties Covenant that from the date of this agreement until
Closing:

Buyer's Access to Premises and Information

3.1 Buyer and its counsel, accountants, and other representatives will have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to Corporation. Selling Parties will furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of Corporation that may reasonably be requested. Nothing in this agreement will obligate Selling Parties to disclose any classified information or provide any access to representatives of Buyer prohibited or not authorized by applicable governmental authority.

Conduct of Business in Normal Course

3.2 Corporation will carry on its respective businesses and activities diligently at in substantially the same manner as they previously have been carried out and will not institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation that vary materially from those methods used by Corporation as of the date of this agreement.

Preservation of Business Relationships

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3.3  Corporation will use its best efforts without making any commitments on behalf of Buyer, to preserve its respective business organizations in tact; to keep available to Corporation its present officers and employees; and to preserve its present relationships with suppliers, customers, and others having business relationships with it.

Corporate Matters

3.4 Corporation will not (1) amend its articles of incorporation or bylaws; (2) issue any shares of its capital stock; (3) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury; or (4) agree to do any of the acts listed above.

Maintenance of Insurance

3.5 Corporation will continue to carry their existing insurance, subject to variation-is in amounts required by the ordinary operations of their businesses. At the request of Buyer and at Buyer's sole expense, the amount of insurance against fire and other casualties that, at the date of this agreement, Corporation carry on any of their properties or in respect of their operations will be increased by the amount or amounts Buyer will specify.

Employees and Compensation

3.6 Corporation will not, nor will agree to: (1) make any change in compensation payable or to become payable by either of them, to any officer, employee, sales agent, or representative; (2) make any change in benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or (3) modify any collective bargaining agreement to which either of them is a party or by which either may be bound.

New Transactions

3.7 Corporation will not do nor agree to do, without Buyer's consent, any of the following:

     (1) Enter into any contract, commitment, or transaction not in the usual and-id ordinary course of its business;

     (2) Enter into any contract, commitment, or transaction in the usual and-id ordinary course of business involving an amount exceeding $500,000, individually, or $750,000 in the aggregate;

     (3) Make any capital expenditures in excess of $50,000 for any single item or $100,000 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $50,000; or (4) Sell or dispose of any capital assets with a net book value exceeding $10,000, individually, or $50,000 in the aggregate.

     (4) Sell or dispose of any capital assets with a net book value exceeding $10,000, individually, or $50,000 in the aggregate.

Dividends, Distributions, and Stock Acquisitions

3.8  Neither Corporation nor Subsidiary will:

     (1) Declare, set aside, or pay any dividend or make any distribution in respect of its capital stock;

     (2) Directly or indirectly purchase, redeem, or otherwise acquire any shares of its capital stock or

     (3) Enter into any agreement obligating it to do any of the foregoing prohibited acts.

Payment of Liabilities and Waiver of Claims

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3.9  Corporation will not, nor will agree to: (1) pay any obligations or liability, fixed or contingent, other than current liabilities; (2) waive or compromise any right or claim; or (3) cancel, without run payment, any note, loan, or other obligation owed to either Corporation.

Existing Agreements

3.10 Corporation will not, nor will agree to, modify, amend, cancel, or terminate any of its existing contracts or agreements.

Consents or Others

3.11 As soon as reasonably practical after the execution and delivery of this agreement, and in any event on or before the closing date, Selling Parties will obtain the written consent-it of the persons described in Exhibit C2 and C3 to this agreement and will furnish to Buyer execrated copies of those consents.

Warranties True at Closing

3.12 All warranties of Selling Parties set forth in this agreement-it will also be true on the closing date as if made on that date, except to the extent that any of them may become untrue because of events beyond the control of Selling Parties, who are unable to make them true as of the closing date despite their best efforts to do so.

            Article IV: Conditions Precedent to Buyer's Performance

Accuracy of Selling Parties' Warranties

4.0 Except as otherwise permitted by this agreement, all warranties by each of the Selling Parties in this agreement, or in any written statement that will be delivered to Buyer by any of them under this agreement, must be true in all material respects on the closing date as though made at that time.

Performance by Selling Party

4.1 Selling Parties must have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this agreement to be performed or complied with by them, or any of them, by the closing date.

No Material Adverse Change

4.2 During the period from March 30, 1997 to the closing date, there will not have been any material adverse change in the financial condition or the results of operations of Corporation, and Corporation will not have sustained any insured or uninsured loss or damage to its assets that materially affects its ability to conduct a material part of its business.

Certification by Selling Party

4.3 Buyer will have received a certificate, dated the closing date, signed and verified by Shareholders and by Corporation's respective president or vice presidents and their respective treasurers or assistant treasurers, certifying, in such detail as Buyer and its counsel may reasonably request, that the conditions specified in 3.0 through and including 3.1 1 have been fulfilled.

Opinion Of Selling Parties Counsel

4.4 Buyer will have received from counsel for Selling Parties, an opinion dated the closing date, in form and substance satisfactory to Buyer and its counsel, that:

     Corporate Standing and Power

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     (1) Corporation is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Lahore, Pakistan and has all necessary corporate power to own its properties as now owned and operate its business as now operated.

     Authorized Capital Stock

     (2) The authorized capital stock of Corporation consists of 1,000,000 shares of common stock, of $2.00 US par value, of which, based solely on a review of the stock journal, stock ledger, and the stock books of the corporation, 1,000,000 shares, are issued and outstanding. All outstanding shares are validly issued, fully paid, and nonassessable. To the best knowledge of counsel, except as set forth in Exhibit Hl, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or transfer from treasury any additional shares of its capital stock of any class.

Validity and Enforceability of Seller's Obligations

     (3) This agreement has been daily and validly authorized and, %when executed and delivered by the Selling Parties, will be valid, binding, and enforceable against each of them in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws and equitable principles affecting the rights of creditors generally.

Opinion as to Buyers ability to acquire target's stock

     (4) Based solely on a review of the stock journal, stock ledger, and stock books of the Corporation, Shareholders are the record owners of 100% (One hundred percent) of the shares of stock of the Corporation. On the transfer and delivery of the Shares to Buyer in accordance with the agreement, Buyer will acquire the rights-its in the shares had by buyer free of any adverse claim or claims.

Sale does not breach of violate corporate obligations

     (5) Neither execution or delivery of this agreement nor the consummation of the transaction contemplated in this agreement will constitute (a) a default or an event that would-with notice, lapse of time, or both-constitute a default under, or violation or breach of, Corporation's articles of incorporation or bylaws, or to the best of counsel's knowledge, any indenture, license, lease, franchise, mortgage, instrument, or other agreement to which any of Selling Parties is a party or by which they or the properties of Corporation may be bound, identified in Exhibit D3; or (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Corporation; or (c) all event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Corporation.

     Except as set forth in Exhibit El to this agreement, to the best of counsel's knowledge, there is no suit, action, arbitration, or legal, administrative, or other proceeding or governmental investigation pending or threatened against or affecting Corporation or any of its businesses or properties or financial or other condition.

Absence of Litigation

4.5 No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, will have been instituted or threatened on or before the closing date.

Corporate Approval

4.6 The execution and delivery of this agreement by Corporation and the performance---ice of their covenants and obligations under it, will have been duly authorized by all necessary corporate action, and Buyer will have received copies of all resolutions pertaining to that authorization, certified respectively by the secretaries of Corporation.

Article V: The Closing

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Time and Place

5.0 The transfer of the Shares by Shareholder to Buyer ("the Closing") will take place at the offices of NetSol Private, Ltd. at [time] local time, on [date] or at such other time and place as the parties may agree to in writing (the closing date).

Obligations at Closing

     Seller

5.1 At the closing, Shareholder must deliver to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel, against delivery of the items specified in paragraphs 5.2 and 5.3:

     A certificate or certificates representing the Shares, registered in the name of Shareholders, duly endorsed by Shareholders for transfer or accompanied by an assignment of the Shares duly executed by Shareholder, with signatures guaranteed by a member of the New York Stock Exchange or by a bank or trust company, and with all required documentary stock transfer stamps affixed or accompanied by Shareholders' personal checks for the amount of these stamps.
On submission of that certificate or certificates to Corporation for transfer, Corporation will issue to Buyer a certificate representing the Shares, registered in the Buyer's name.

     Buyer

5.2 At the closing, Buyer must deliver to Corporation a certificate representing 80,000 shares of Buyer's common stock to be issued and delivered at the closing under paragraphs 1.0 through and including 1.3 against delivery of the items Sellers are to deliver as specified in paragraph 5.1.

5.3 At the closing, Buyer must deliver to Shareholders the following instruments and documents against delivery of the items specified in paragraph 5.1:

     [a] A wire transfer in the amount of $200,000 in US funds;

     [b] Certified resolutions of Buyer's board of directors, in form satisfactory to counsel for Selling Parties, authorizing the execution and performance of this agreement and all actions to be taken by Buyer under this agreement; and

     [c] A certificate executed by the president or vice president and the secretary or treasurer of Buyer certifying that all Buyer's representations and warranties under this agreement are true as of the closing date, as though each of those representations and warranties had been made on that date.

Seller's Indemnity

5.4 Shareholder will indemnify, defend, and hold harmless Buyer against( ii-and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees, that it may incur or suffer, which arise, result from, or relate to at-any breach of, or failure by Selling Parties-ties to perform, any of their representations, warranties, covenants, or agreements ill this agreement or in any schedule, certificate, exhibit, or other instrument famished or to be furnished by Selling Parties under this agreement. Shareholder's liability under this paragraph will not, however, exceed the aggregate amount of $___[amount]___. Despite any other provision of this agreement, Shareholder will not be liable to Buyer on any warranty representation, or covenant made by Selling Parties in this agreement, or under any of their indemnities in this agreement, regarding any single claim, loss, expense, obligation, or other liability that does not exceed $___[amount]___; provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations, and liabilities not exceeding $___[amount]___ each reaches $___[amount]___, Shareholder will, subject to the above limitation on his maximum aggregate liability, thereafter be liable in full for all his breaches and indemnities and regarding all those claims, losses, expenses, obligations, and liabilities.

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

Seller's Right to Defend

5.5 Buyer will promptly notify Shareholder of the existence of any claim, demand, or other matter to which Shareholders' indemnification obligations would apply and will give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Buyer will at all times also have the right to participate fully in the defense at its own expense. If Shareholders, within a reasonable time after this notice, fails to defend, Buyer will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Shareholders. If the claim is one that cannot by its nature be defended solely by Shareholders (including any federal or state tax proceeding), Buyer will make available and cause Corporation to make available all information and assistance that Shareholders may reasonably request.

                               Article VI: Costs

6.0 Each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by tells agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

Expenses

6.1 Each party will pay all costs and expenses incurred or to be intended by it negotiating and preparing this agreement and in closing and carrying out the transactions contemplated by this agreement.

                         Article VII Form of Agreement

7.0 This agreement constitutes the entire agreement between the parties pertaining subject matter cot-contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement-it, modification, or amendment of this agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this agreement will constitute a waiver of any other provision whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

Subject Headings

7.1 The subject headings of the paragraphs and subparagraph-is of this agreement are included for convenience only and will not affect the construction or interpretations of any of its provisions.

Counterparts

7.2 This agreement may be executed simultaneously in one or more Counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

                             Article VIII: Parties
Parties in Interest

8.0 Nothing in this agreement, whether express or implied Is intended to confer any rights or remedies tinder or by reason of this agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this agreement. No provision gives any third persons any right of subrogation or action against any party to this agreement.

Assignment

8.1 This agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, that Buyer may not assign any of its rights under this

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

agreement, except to a wholly owned subsidiary corporation of Buyer. No such assignment by Buyer to its wholly owned subsidiary will relieve Buyer of any of its obligations or duties under this agreement.

                             Article IX: Remedies

9.0 Any controversy or claim arising out of, or relating to, this agreement, or the making, performance, or interpretation of it, will be settled by arbitration in Santa Monica, CA under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators will be persons experienced in negotiating, making, and consummating acquisition agreements.

Specific Performance and Waiver of Rescission Rights

9.1 Each party's obligation under this agreement is unique. If any party should default in its obligations under this agreement, both parties acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Despite any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this agreement, if the purchase and sale contemplated by it will be consummated at the closing, each of the parties waives any rights that it may have to rescind this agreement or the transaction consummated by it; provided, however, that this waiver will not affect any other rights or remedies available to the parties under this agreement or under the law.

Recovery of Litigation Costs

9.2 If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Termination

9.3 Subject to the provisions of above paragraphs relating to the postponement of the closing date, any party may on the closing date terminate this agreement, without liability to any other:

     (1) If any bona fide action or proceeding will be pending against any party on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the performance of this agreement or if any agency of the federal or of any state government has objected at or before the closing date to this acquisition or to any other action required by or in connection with this agreement-it;

     (2) If the legality and sufficiency of all steps taken and to be taken by the parties and their shareholders in carrying out this agreement has not been approved by counsel as required by this agreement; or

Default

9.4 If either Buyer or Selling Parties materially default in the due and timely performance of any of their warranties or agreements under this agreement, the nondefaulting party or parties may on the closing date give notice of termination of this agreement, in the manner provided in this paragraph. The notice will specify with particularity the default or defaults on which the notice is based. The termination will be effective five days after the closing date, unless the specified default or defaults have been cured on or before this effective date for termination.

         Article X: Nature and Survival of Warranties and Obligations

Representations and obligations expires at Closing

10.0 The representations and warranties made by the parties to this agreement, and their respective obligations to be performed under its terms on or before the closing date, will expire with, and be terminated and extinguished by, the closing, and consummation of the closing will be conclusive evidence that each party is fully satisfied with the facts constituting the basis of the representations and warranties of the other parties and with the performance of their obligations. This paragraph will not affect any obligation of any party under this agreement that is permitted to be performed, in whole or in part, after the closing.

                           Article XI: Governing Law

11.0 This agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

                           Article XII: Severability

12.0 If any provision of this agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties.

                            Article XIII: Signatures

IN WITNESS WHEREOF, the parties to this agreement have duly executed it on the day and year first above written.

Mirage Holdings, Inc.                    NetSol Private, Ltd.

By:    /s/ NAJEEB GHAURI                 By:    /s/ SALIM GHAURI
    -------------------------------          --------------------------------
      Najeeb Ghauri, President                  Salim Ghauri, President

                                         By:    /s/ SHAHAB GHAURI
                                             --------------------------------
Mirage Holdings, Inc.                           Shabab Ghauri

By:    /s/ NAJEEB GHAURI                 By:    /s/ NAEEM GHAURI
    -------------------------------          ----------------------------------
      Najeeb Ghauri, President                  Naeem Ghauri

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